ASSET PURCHASE AGREEMENT
                            ------------------------

         THIS ASSET PURCHASE AGREEMENT is dated as of April ____, 1996, and is by and between KRRT, Inc., a corporation duly organized under the law of the State of Texas ("Seller"), and Sinclair Broadcast Group, Inc., a corporation duly organized under the laws of the State of Maryland ("Buyer").

                                    RECITALS
                                    --------
         WHEREAS, Seller owns certain assets used in connection with the business and operation of KRRT-TV, Channel 35, in Kerrville, Texas (the "Station").

         WHEREAS, Seller desires to sell, assign, and transfer certain assets useful in connection with the operation of the Station described in more detail below, and Buyer desires to acquire these certain assets described in more detail below, all on the terms and conditions described herein.

         NOW, THEREFORE, IN CONSIDERATION OF the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE 1
                                    ---------
                               TRANSFER OF ASSETS
                               ------------------
         1.1. Transfer of Assets. Upon and subject to the terms and conditions stated in this Agreement, on the Closing Date (as defined in Section 2.3 hereof) Seller shall convey, transfer, and deliver to Buyer and Buyer shall acquire from Seller certain of the assets and properties of Seller, real and personal, tangible and intangible, which are owned and used by Seller in connection with the business and operations of the Station, including, without limitation, rights under contracts and leases, real and personal property, plant and equipment, inventories, intangibles, but excluding the Excluded Assets described in Section 1.2 hereof. The rights, assets, property, and business of Seller with respect to the Station to be transferred to Buyer pursuant to this Section 1.1 are hereinafter referred to as the "Station Assets."

         The Station Assets include the following:

                  (a) Tangible Personal Property. All equipment, vehicles, furniture, fixtures, office materials and supplies, spare parts and other tangible personal property of every kind and description owned as of the date of this Agreement by Seller and used in connection with the business and operations of the Station, including, without limitation, those shown on Schedule 1.1(a) to this Agreement, and any additions, improvements, replacements, and alterations thereto made between the date of this Agreement and the Closing Date, but excluding all such property which is consumed, retired, or disposed of by Seller in the ordinary course of its business between the date of this Agreement and the Closing Date or as otherwise permitted by this Agreement.

                  (b) Real Property. All real property owned (the "Real Property"), and all buildings, structures, and improvements thereon (the "Real Property Improvements") used in the business and operations of the Station and all other leaseholds and other interests in real property (the "Leasehold Interests") listed and so designed on Schedule 1.1(b) to this Agreement.

                  (c) Agreements for Sale of Time. All orders and agreements now existing or entered into in the Station's ordinary course of business between the date hereof and the Closing Date for the sale of advertising time on the Station to the extent unperformed as of the Closing Date.

                  (d) Program Contracts. All program licenses and contracts listed on Schedule 1.1(d) under which Seller is authorized to broadcast film product or programs on the Station, other than the Excluded Contracts (as defined in Section 1.2(j)), together with all program licenses and contracts that will have been entered into in the ordinary course of business of the Station and which have been reviewed with and accepted by the Buyer between the date of this Agreement and the Closing Date and the making of which by Seller are permitted by this Agreement, to the extent existing as of the Closing Date (collectively, the "Program Contracts").

                  (e) Other Contracts. All contracts relating to the Station to which Seller is a party, including trade or barter arrangements, (in addition to and not included in those set forth in Sections 1.1(b), 1.1(c) and 1.1(d) hereof) (collectively, "Other Contracts"), including all agreements, equipment leases, and other leases listed on Schedule 1.1(e) to this Agreement, together with all such contracts that will have been entered into in the ordinary course of business of the Station between the date of this Agreement and the Closing Date and the making of which by Seller is permitted by this Agreement, to the extent existing as of the Closing Date. As used in this Agreement, "Contract" means any agreement, lease, arrangement, commitment, or understanding, written or oral, expressed or implied, to which the Station, or Seller with respect to the Station, is a party or is bound.

                  (f) Trademarks, etc. All trademarks, service marks, patents, trade names, jingles, slogans, and logotypes (other than those set forth in Section 1.2(a) "Trademarks, etc.") owned and used by Seller in connection with the business and operations of the Station as of the date hereof listed on Schedule 1.1(f) to this Agreement ("Trademarks, etc.") as well as any others acquired by Seller in connection with operation of the Station between the date hereof and the Closing Date.

                  (g) Programming Copyrights. All program and programming materials and elements of whatever form or nature owned by Seller and used solely in connection with the business and operations of the Station as of the date hereof, whether recorded on tape or any other substance or intended for live performance, and whether completed or in production, and all related common law and statutory copyrights owned by or licensed to Seller and used in connection with the business and operations of the Station, together with all such programs, materials, elements, and copyrights acquired between the date hereof and the Closing Date as set forth on Schedule 1.1(g) to this Agreement (collectively, the "Programming Copyrights").

                  (h) Files and Records. All files and other records of Seller relating solely to the business and operations of the Station prior to the Closing, other than account books of original entry and other than duplicate copies of such files and records, if any, that are maintained at the corporate offices of Seller for tax and accounting purposes.

                  (i) Goodwill. All of Seller's goodwill in and going concern value associated with the Station Assets.

                  (j) Prepaid Items. All deposits and prepaid expenses (which shall be prorated as provided in Section 2.2 below).

                  (k) Financial Statements, Books, and Records. Copies of all financial statements (whether internal, compilation, reviewed, or audited), including all books, records, accounts, checks, payment records, tax records (including payroll, unemployment, real estate, and other tax records), and other such similar books and records of Seller with respect to the Station for three
(3) fiscal years immediately preceding the date hereof and all interim periods following the date hereof through and including the Closing.

                  (l)  Network  Affiliation  Agreements.  Any  and  all  of  the
Station's network affiliation agreements, including, but not limited to, Seller's affiliation agreement with the United Paramount Network ("UPN") listed on Schedule 1.1(e) to this Agreement.

                  (m) News Materials. All news files, archives, tapes, and other materials stored or used by Seller relating to the news operation, if any, of the Station, including, but not limited to, any raw film footage and other similar materials, existing as of the date of this Agreement and through the Closing Date, except for such materials that may be disposed of or consumed in the ordinary course of business.

         1.2. Excluded Assets. There shall be excluded from the Station Assets and retained by Seller, to the extent in existence on the Closing Date, the following assets (the "Excluded Assets"):

                  (a) Trademarks, etc. Seller's rights to use the call letters KRRT-TV in any related names and phrases as designed as such on Schedule 1.2(a) ("Excluded Trademarks, Etc.")

                  (b) Cash. All cash, cash equivalents, and cash items of any kind whatsoever, certificates of deposit, money market instruments, bank balances, and rights in and to bank accounts, marketable and other securities of Seller.

                  (c) Personal Property Disposed Of. All tangible personal property disposed of or consumed in the ordinary course of the business of the Station between the date of this Agreement and the Closing Date.

                  (d) Insurance. All contracts of insurance and all insurance plans and the assets thereof.

                  (e) Claims. Any and all claims of Seller with respect to transactions occurring prior to the Closing Date, including, without limitation, claims for tax refunds and claims of Seller under contracts with respect to events occurring prior to the Closing Date.

                  (f) Name. Any right to use the names "JJK Broadcasting, Inc.," KRRT, Inc.," "KRRT Licensee Corp.," or any logo or variation thereof.

                  (g) Pension Assets, Etc. Pension, profit sharing, retirement, bonus, stock purchase, savings plans and trusts, 401(k) plans, health insurance plans, and the assets thereof, and all other plans, agreements, or understandings to provide employee benefits of any kind for employees of Seller.

                  (h) Certain Contracts. The agreements listed on Schedule 1.2(h) hereof (the "Excluded Contracts") and any contract which is not capable of being transferred or assigned without the approval or consent of any party thereto or any third party if such approval or consent has not been obtained, subject, however, to Sections 1.3 and 8.6 hereof.

                  (i) Certain Books and Records. Seller's account books of original entry with respect to the Station, and all original books, records, accounts, checks, payment records, tax records (including payroll, unemployment, real estate, and other tax records), and other similar books, records, and information of Seller relating to Seller's operation of the business of the Station prior to Closing, with the proviso that Buyer shall be allowed to maintain copies of all such records and/or upon a written request for same shall be allowed further access to all excluded records at all reasonable times.

                  (j) FCC Licenses and Licensee Equipment. All FCC station licenses issued with respect to the Station and all applications, including renewal applications, filed with the FCC with respect to the Station, and all antennae, transmitters, engineering equipment, etc. which are necessary and required by the FCC or otherwise and as listed on Schedule 1.2(j) hereof for the proper, legal, and effective operation of the Station as a broadcast facility.

                  (k) Receivables. All notes and accounts receivable and other receivables of Seller relating to or arising out of the operation of the Station prior to Closing.

         1.3. Liabilities. The Station Assets shall be sold and conveyed to Buyer free and clear of all liens, security interests, and encumbrances except
(a) those disclosed on Schedules 1.3 and 3.6 hereto as "continuing" and the leases listed on Schedules 1.1(b) and 1.1(e); (b) liens or encumbrances on the real property included in the Station Assets that do not materially affect the value or the current use and enjoyment thereof in the operation of the Station Assets; and (c) the Assumed Liabilities (as hereinafter defined) and the other obligations and liabilities of Buyer assumed hereunder (all of the foregoing are sometimes referred to collectively herein as "Permitted Encumbrances"). Buyer agrees that on the Closing Date Buyer shall assume, undertake, and agree to pay, satisfy, perform, and discharge only those liabilities and obligations of Seller which have not yet accrued but which arise on or after the Closing Date under the contracts assigned pursuant to Sections 1.1(b), (c), (d), and (e) and any contracts that are entered into after the date hereof as permitted by this Agreement (all of the foregoing are referred to herein collectively as the "Assumed Liabilities").

         If any required approval of or consent to the transfer and assignment of any contract included in the Station Assets is not obtained, Buyer shall assume and shall pay, satisfy, perform, and discharge Seller's liabilities and obligations which arise thereunder on and after the Closing Date unless Buyer's enjoyment of the rights and benefits under any such contract is expressly terminated by the other party thereto by affirmative action within twelve (12) months after the Closing Date because of such failure to obtain approval or consent and not because of any other default or nonperformance by Buyer or of a failure of Buyer to comply with the provisions of Section 6.5 below. The liabilities and obligations assumed pursuant to the immediately preceding sentence shall also constitute "Assumed Liabilities" for purposes of this Agreement.

         Buyer shall not assume or be liable for (a) any liability or obligation arising out of the business or operations of the Station or the Station Assets prior to the Closing Date (except for the Assumed Liabilities and other obligations and liabilities specifically assumed by Buyer hereunder); (b) any liability or obligation under any contracts not specifically assumed by Buyer hereunder; (c) any liability or obligation of Seller for any federal, state, or local income or other taxes (subject, in the case of real estate taxes, to the proration provided for in Section 2.2 hereof); (d) any liability or obligation with respect to the Excluded Contracts; (e) any liability or obligation to any employee or former employee of Seller or the Station attributable to any period of time prior to the Closing Date; (f) any liability or obligation of Seller arising out of any litigation, proceeding, or claim by any person or entity relating to the business or operations of the Station or the Station Assets by Seller prior to the Closing Date, whether or not such litigation, proceeding, or claim is pending, threatened, or asserted before, on, or after the Closing Date;
(g) any severance or other liability arising out of the termination of any employee's employment with or by Seller; (h) any duty, obligation, or liability relating to any pension, 401(k) or other similar plan, agreement, or arrangement provided by Seller to employees of Seller, and none of such plans shall be assumed by Buyer; or (i) any liability or obligation of Seller to Bank of Montreal or River City Broadcasting, L.P. The foregoing paragraph shall act exclusively for the benefit of the parties to this Agreement and not for the benefit of any other person or entity.

         To the extent, if any, Seller makes payment to Buyer as a result of any proration and adjustment pursuant to Section 2.2 hereof, Buyer shall then assume and shall be obligated to pay the obligations and liabilities for which adjustment was made pursuant to Section 2.2.

         Seller shall not be liable for (a) any liability or obligation arising out of the business or operations of the Station by Buyer on or after the Closing Date; (b) any Assumed Liabilities or other liabilities and obligations assumed by the Buyer under this Agreement; (c) any liability or obligation of Buyer for any federal, state, or local income or other taxes; (d) any liability or obligation incurred or assumed by Buyer with respect to any Station Assets;
(e) any liability or obligation to any employee or former employee of Buyer attributable to any period of time on or after the Closing Date; (f) any liability or obligation of Buyer arising out of any litigation, proceeding, or claim by any person or entity relating to the business or operation of the Station Assets by Buyer on or after the Closing Date; or (g) any duty, obligation, or liability relating to any pension, 401(k) or other similar plan, agreement, or arrangement provided by Buyer to employees of Buyer.

                                    ARTICLE 2
                                    ---------
                                PURCHASE/CLOSING
                                ----------------
         2.1.  Purchase Price.
               --------------
                  (a) In consideration of Seller's performance of this Agreement and the transfer and delivery of the Station Assets to Buyer at the Closing, Buyer will pay to Seller the purchase price which shall be calculated as set forth on Schedule 2.1 to this Agreement (the "Purchase Price"), plus or minus the amount of any adjustments made pursuant to Section 2.2 below, and Buyer will assume the Assumed Liabilities and the other obligations and liabilities to be assumed by Buyer hereunder. The Purchase Price shall be paid by Buyer to Seller on the Closing Date by wire transfer of immediately available funds to such bank accounts as are designated by Seller on or prior to the Closing Date.

                  (b) Buyer and Seller agree to allocate the Purchase Price among the Station Assets based on an appraisal of a recognized appraisal firm selected by Buyer which is reasonably acceptable to Seller, whose fee shall be paid by Buyer. Subject to the immediately preceding sentence, Buyer and Seller agree to file returns and reports (including income tax returns) on the basis of such allocations provided that they are reasonable. Buyer shall provide Seller with a copy of such appraisal as soon as available but, in no event, not later than April 15, 1996.

         2.2.  Adjustments.
               -----------
                  (a) Operation of the Station and the income, expenses, and liabilities attributable thereto through 11:59 p.m. on the day preceding the Closing Date (the "Adjustment Date") shall be for the account of Seller and, thereafter, for the account of Buyer, and shall be prorated accordingly. Items including, but not limited to, power and utilities charges, ad valorem property taxes upon the basis of the most recent assessment available, rents, and similar prepared and deferred items, shall be prorated between Seller and Buyer, the proration to be made as of the Adjustment Date. All special assessments and similar charges or liens imposed against the Real Property, Leasehold Interests, or Real Property Improvements in respect of any period of time through the Adjustment Date, whether payable in installments or otherwise, shall be the responsibility of Seller, and amounts payable with respect to such special assessments, charges, or liens in respect of any period of time after the Adjustment Date shall be the responsibility of Buyer and shall be adjusted as required hereunder.

                  All trade, barter, or similar arrangements for the sale of advertising time other than for cash (with the exception of film or program barter agreements and radio barter agreements) ("Trades") shall be prorated as of the Adjustment Date. If, on the Closing Date, the aggregate value of the Station's performance obligations on or after the Closing Date under all such Trades, less the aggregate value of the goods, services, or other items to be received thereunder on or after the Closing Date, exceeds $50,000.00, then Buyer shall receive a credit against the Purchase Price for the amount of such excess and, if on the Closing Date, aggregate value of the goods, services, or other items to be received under all Trades exceeds the Station's performance obligations on or after the Closing Date by more than $50,000.00, then the Purchase Price shall be increased by the amount of such excess. Trades shall be valued in accordance with the valuation method currently used by Seller and approved by Buyer. There shall be no other proration or adjustment with respect to Trades, and there shall be no proration or adjustment with respect to any film or program barter agreements, radio barter agreements, or program contracts all of which shall be assumed by Buyer as part of the Assumed Liabilities.

                  (b) On the Closing Date, to the extent practicable, the adjustments provided in Section 2.2(a) shall be made on the basis of the then most recently available financial statements and other information of the Station (the "Preliminary Adjustments"). Within forty five (45) days after the Closing Date, Buyer shall prepare a closing balance sheet (the "Closing Balance Sheet") as of the close of business on the Adjustment Date and submit it to Seller for review. Within seventy five (75) days after the Closing Date, final adjustments pursuant to Section 2.2 shall be determined, and any required refund or payment shall be made on the basis of the Closing Balance Sheet. Upon acceptance, payment hereunder will be remitted within five (5) days thereafter. If any dispute arises over the amount to be refunded or paid, such refund or payment shall nonetheless be made to the extent such amount is not in dispute.

                  If any such dispute cannot be resolved by the parties or their respective independent public accountants within ninety (90) days after the Closing Date, the disputed matters shall be referred to a mutually satisfactory independent public accounting firm of national stature which has not been employed by any party hereto for the two (2) years preceding the date of such referral; such firm to be selected by Seller's and Buyer's respective independent public accountants. The determination of such firm shall be conclusive and binding on each party. One half of the fees of such firm shall be paid by Seller, and one half shall be paid by Buyer.

         2.3. The Closing. The closing of the transactions provided for in this Agreement (the "Closing") shall be held in the offices of Thomas & Libowitz, P.A., USF&G Tower, Suite 1100, 100 Light Street, Baltimore, Maryland 21202, or such other location as Buyer may select at 10:00 a.m. on a date (the "Closing Date") as shall be set by Buyer upon five (5) days previous notice to Seller, which is not later than December 31, 1996 (the "Termination Date").

         2.4. Deliveries at Closing. All actions at the Closing shall be deemed to occur simultaneously, and no document or payment shall be deemed to be delivered or made until all documents and payments are delivered or made to the reasonable satisfaction of Buyer, Seller, and their respective counsel; provided, however, the execution, delivery, or assignment of the Time Brokerage Agreement, more fully described below, will be deemed to occur immediately after the Closing of this Agreement.

                  (a) Deliveries by Seller. At the Closing, Seller shall deliver to Buyer such instruments of conveyance and other customary documentation as shall in form and substance be reasonably satisfactory to Buyer and its counsel, including, without limitation, the following:

                      (i) Consents to the assignment from Seller to Buyer of the Leasehold Interests;

                      (ii) one or more bills of sale conveying the personal property included in the Station Assets;

                      (iii) any mortgage discharges or releases of liens that are necessary in order to transfer the Station Assets as contemplated by Section 1.3;

                      (iv) certificates of Seller as required by Section 8.1(c);

                      (v) a certified copy of the resolutions or proceedings of the Seller authorizing the transactions contemplated by this Agreement;

                      (vi) a certificate as to the existence and good standing of Seller issued by the Clerk of the State Corporation Commission of the State of Texas (the "SCC") dated shortly before the Closing Date;

                      (vii) a receipt for the Purchase Price;

                      (viii) the opinions of counsel required by Section 8.3;

                      (ix) all consents received by Seller through the Closing Date to the assignment to or assumption by Buyer of the Program Contracts, the other contracts and the other licenses, contracts, and leases included in the Station Assets;

                      (x) the Time Brokerage Agreement  contemplated by Sections
7.6 and 8.7;

                      (xi) the Leases or Subleases contemplated by Sections 7.5 and 8.6;

                      (xii) such other documents as Buyer shall reasonably request; and

                      (xiii) a list of all cable television systems which carry the Station's signal as of a date that is not prior to the seventh (7th) day prior to the Closing Date, which list will be certified by officer or similar representative of the Seller as not being materially inaccurate to the best of Seller's knowledge, information and belief.

                  (b) Deliveries by Buyer. At the Closing, Buyer shall deliver to Seller the Purchase Price and such instruments of assumption and other customary documentation as shall in form and substance be reasonably satisfactory to Seller and its counsel, including, without limitation, the following:

                      (i) the Purchase Price which shall be delivered in the manner set forth in Section 2.1(a);

                      (ii) an assumption of liabilities agreement pursuant to which Buyer will assume the Assumed Liabilities;

                      (iii) a  certificate  of  Buyer  as  required  by  Section
7.1(c);

                      (iv) a certified copy of the resolutions or proceedings of Buyer authorizing the transactions contemplated by this Agreement; and

                      (v) a certificate as to the existence and good standing of Buyer issued by the Maryland Department of Assessment and Taxation shortly before the Closing Date and certificate of the SCC of Buyer's qualification to do business in the State of Texas.

                      (vi) the opinion of counsel required by Section 7.3;

                      (vii) the Leases or Subleases contemplated by Sections 7.5 and 8.6;

                      (viii)  the  Time  Brokerage  Agreement   contemplated  by
Sections 7.6 and 8.7;

                      (ix) such other documents as Seller shall reasonably request.

         2.5. Effect of Laws or Proceedings. The parties hereto acknowledge and agree that, notwithstanding anything in this Agreement or any other documents related hereto to the contrary (including, without limitation, any representations or warranties made by Seller, covenants of the Seller made herein, any condition precedent to the obligations of Buyer set forth in this Agreement, or any provisions relating to indemnification to be made by Seller hereunder), matters relating to, in connection with or resulting or arising from: (a) the effect, for purposes of any laws, statutes, ordinances, rules, regulations, orders or other actions, whenever promulgated or enacted, including any communications or communications-related laws, statutes, ordinances, rules, regulations, orders or other actions, whenever promulgated or enacted, and any licenses, permits or authorizations issued by any governmental authority (including, without limitation, the FCC) (collectively, "Laws") or any contract or agreement to be conveyed to or assumed, directly or indirectly, by Buyer pursuant hereto (collectively, "Conveyed Contracts"), of (1) the transfer of the Station Assets to Buyer and the retention by Seller of the Excluded Assets; (2) the execution, delivery and performance of the Time Brokerage Agreement; or (3) the consummation of the other transactions contemplated hereby; (b) any conflict with, violation of, or breach or default under, or termination of any Laws or Conveyed Contracts as a result of the consummation of any of the transactions contemplated hereby (including, without limitation, the Time Brokerage Agreement; or (c) any claims, actions, suits or other proceedings of any nature whatsoever ("Proceedings"), by any person or entity (including, without limitation, any governmental entity) by or before any court, administrative agency or otherwise, alleging a conflict, violation of, breach or default under, termination of, or other inconsistency with Laws or Conveyed Contracts as a result of the consummation of any of the transactions contemplated hereby, including, without limitation, the Time Brokerage Agreement shall not:

                      (i) cause or constitute, directly or indirectly, a breach by Seller of any of its representations, warranties, covenants or agreements set forth in this Agreement or any other document related hereto (and such representations, warranties, covenants and agreements shall hereby be deemed to be modified appropriately to reflect and permit the impact and existence of such Laws, Conveyed Contracts and Proceedings and to permit any action by Seller to comply with or attempt in good faith to comply with such Laws, Conveyed Contracts and Proceedings);

                      (ii)   otherwise   cause  or   constitute,   directly   or
indirectly, a default or breach by Seller under this Agreement or any other documents related hereto;

                      (iii) result in the failure of any condition precedent to the obligations of Buyer under this Agreement or any other document related hereto to be satisfied;

                      (iv)   otherwise   excuse   Buyer's   performance  of  its
obligations under this Agreement or any other document related hereto; or

                      (v) give rise to any claim for indemnification or other compensation by Buyer or any adjustment of the Purchase Price;

provided that the foregoing clauses (i) through (v) shall not apply to (1) any claim brought by a shareholder of Seller, JJK Broadcasting, Inc., or KRRT License Corp., or any claim brought by any officer, director, agent or Affiliate of Seller; (2) any breach by Seller of its covenants set forth in this Agreement; or (3) any action instituted by the Federal Trade Commission or the Department of Justice under the HSR Act, in each case which shall be governed by other applicable provisions of this Agreement. For purposes of this Section 2.5, "Affiliate" means with respect to a party, any Person, directly or indirectly, controlling or controlled by such party, or any Person under direct or indirect common control with party (as such terms are interpreted from time to time pursuant to the Securities Act of 1933, as amended). For purposes of this
Section 2.5, "Person" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, or other organizations, whether or not legal entities, and governments and agencies with political subdivisions thereof.


                                    ARTICLE 3
                                    ---------
                    REPRESENTATIONS AND WARRANTIES OF SELLER
                    ----------------------------------------
         Seller represents and warrants to Buyer as follows:

         3.1. Organization. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Texas. Seller has the requisite power and authority to carry on the business of the Station now being conducted by it, to own and operate the Station Assets owned and operated by it, and to enter into and consummate the transactions contemplated by this Agreement.

         3.2. Corporate Action. All corporate actions and proceedings necessary to be taken by or on the part of Seller in connection with the execution and delivery of this Agreement and the consummation of transactions contemplated hereby and necessary to make the same effective have been duly and validly taken. This Agreement has been duly and validly authorized, executed, and delivered by Seller and constitutes its valid and binding agreement, enforceable in accordance with and subject to its terms, except as limited by laws affecting the enforcement of creditors' rights or contractual obligations generally.

         3.3. Financials. Seller has delivered to Buyer a copy of its unaudited balance sheet of KRRT, Inc. as of September 30, 1995 and its statement of Income and Retained Earnings for the three (3) months ended September 30, 1995 and related Statement of Cash Flows for the period ending September 30, 1995 (the "Financial Statements").

         The Financial Statements are, in all material respects, (a) in agreement with the books and records regularly maintained by Seller with respect to the Station, and (b) prepared in the usual and ordinary course of business and fairly reflect the financial condition and operations of the Station (except, to the extent not applied on a consistent basis in all material respects, as noted thereon and except with respect to the 1996 Internal Financial Statements the absence of notes thereto) throughout the year or period involved, and the 1995 Financial Statements present, and the 1996 Internal Financial Statements will present fairly in all material respects the financial position of the Station as at the respective dates of the balance sheet and the results of its operations and its cash flow for the year or period then ended.

         The 1996 Internal Financial Statements are, and the 1996 Quarterly Internal Financial Statements (defined below) to be delivered pursuant to
Section 5.3(a) hereof will be, in all material respects, in agreement with the books and records regularly maintained by Seller with respect to the Station.

         December 31, 1995 is sometimes referred to herein as the "Balance Sheet Date."

         3.4. Business Since the Balance Sheet Date. From the Balance Sheet Date to the date of this Agreement, there has been no material adverse change in the Station's financial condition, business, or assets taken as a whole (provided that the foregoing shall exclude any material adverse change attributable to facts affecting the television industry generally or to general economic conditions or governmental or legislative laws, rules, or regulations or actions taken by Buyer, or any affiliate of Buyer), and the business of the Station has in all material respects been conducted in the ordinary course of business and in the same manner as it was before the Balance Sheet Date.

         3.5. Condition of Assets. The material tangible assets included in the Station Assets, and the Leasehold Interests are being maintained in accordance with general industry practices in good operating condition and repair, wear and tear in ordinary usage excepted.

         3.6.  Title, Etc.
               ----------
                  (a) Seller does not own any Real Property in connection with the operation of the Station. Seller is not in material default under any of the Leasehold Interests.

                  Seller has not received any notice and has no knowledge of any pending, threatened, or contemplated condemnation proceeding affecting the Leasehold Interests listed on Schedule 1.1(b) or any part thereof or of any sale or other disposition of the Leasehold Interests, or any portion thereof in lieu of condemnation.

                  Except as set forth on Schedule 3.6, Seller has good and marketable title to the tangible assets and personal property included in the Station Assets, and all such assets and personal property will on the Closing Date be free and clear of all security interests, mortgages, pledges, liens, encumbrances, or charges of any nature whatsoever except for Permitted Encumbrances.

         3.7. Trademarks, Etc. Seller possesses adequate rights, licenses, or other authority to use all trademarks, and trade names necessary to conduct the business of the Station as presently conducted or presently proposed to be conducted by Seller. Seller has not received any notice with respect to any alleged infringement or unlawful or improper use of any copyright, trademark, trade name, or other intangible property right owned or alleged to be owned by others and used in connection with the Station. Seller represents and warrants that all trademarks listed on Schedule 1.1(f) hereto have not been registered.

         3.8. Insurance. The Station and the Station Assets are, as of the date of this Agreement, adequately insured by Seller against loss or damage by fire and other hazards and risks of the character usually insured against by persons operating similar properties and businesses under policies issued by insurers of recognized responsibility.

         3.9. Contracts.  Schedules 1.1(b),  1.1(c), 1.1(d), 1.1(e), and 3.10 to
this Agreement contain a complete list of the following, as to which the Station or Seller with respect to the Station Assets is a party, as of the date of this
Agreement:

              (a) any television network affiliation agreements;

              (b) contracts evidencing time sales to advertisers or advertising agencies which are "trade" or "barter" transactions which require the furnishing of advertising time on the Station at any time after the Closing Date;

              (c) sales agency or advertising representation contracts which are not terminable by Seller without penalty upon notice of thirty (30) days or less;

              (d) licenses or agreements under which Seller is authorized to broadcast on the Station filmed or taped programming supplied by others;

              (e) leases of personal property which have a term, including renewal options exercisable by any party thereto, ending more than one year after the date of this Agreement and/or which involve annual payments of more than $5,000.00;

              (f) contracts not made in the ordinary and usual course of business; and

              (g) any other contracts which are material to the business and operation of the Station Assets.

         Seller represents and warrants that all information regarding the contracts listed on Schedule 1.1(d) is correct and accurate including, without limitation, the contract price, number of exhibitions licensed or available, the amount of license fees paid or amount of unpaid license fees, any information concerning additional episodes licensed thereunder and the fees therefor, or any other information regarding such contracts set forth on Schedule 1.1(d).

         3.10. Litigation. Except as set forth on Schedule 3.10 hereto: (i) Seller, with respect to the Station, has not been operating under or subject to or in default with respect to any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality which has had or could reasonably be expected to have a material adverse effect on the operations of the Station;
(ii) there is no litigation pending by or against, or to Seller's actual knowledge (after inquiry of the Station's management) threatened against, Seller related to or affecting any of the Station Assets which materially interferes or could reasonably be expected to interfere materially with the operations of the Station or with Seller's ability to transfer the Station Assets to Buyer. There are no attachments, executions, or assignments for the benefit of creditors or voluntary or involuntary proceedings in bankruptcy pending against or contemplated by Seller, and no such actions have been threatened against Seller. There is no litigation or proceeding pending or, to the best of Seller's knowledge, threatened against or affecting Seller that would affect Seller's ability to carry out the transactions contemplated by this Agreement.

         3.11. Compliance with Laws. Seller, with respect to the Station, is to its knowledge, in compliance in all material respects with all applicable laws, regulations, and orders, and the present uses by Seller of the Station Assets do not, to Seller's actual knowledge (after inquiry of the Station's management), violate any such laws, regulations, or orders in any material respect.

         3.12. No Defaults. Except as set forth on Schedule 3.12, on the Closing Date, neither the execution and delivery by Seller of this Agreement, nor the consummation by Seller of the transactions contemplated hereby would constitute or, with the giving of notice or the passage of time or both, would constitute a violation of or would conflict with or result in any breach of or any default under, any of the terms, conditions, or provisions of any law or regulation to which Seller is subject, or of Seller's articles of incorporation or bylaws, or of any material contract, agreement, or instrument to which Seller is a party or by which Seller is bound, except to the extent any necessary consents to assignment of the program contracts and consents to assignment of the leases and other contracts included in the Station Assets are required and have not been obtained.

         3.13. Brokers. There is no broker or finder or other person who would have any valid claim against any of the parties to this Agreement for a commission or brokerage in connection with this Agreement or the transactions contemplated hereby as a result of any agreement or understanding of or action taken by Seller.

         3.14. Information Regarding Certain Cable Matters. Schedule 3.14 hereto sets forth the following information regarding certain cable matters with regard to the Station:

              (a) a list of all cable systems which, to Seller's knowledge, carry the Station's signal;

              (b) a list of all cable systems, if any, located within the Station's respective television market[s], as defined in Section 76.55 (e) of the rules of the FCC (each, a "Market Cable System") to which Seller has provided a must-carry notice in accordance with provisions of the Cable Television Consumer Protection and Competition Act of 1992, and the rules and regulations of the FCC (collectively the "Cable Act Requirements"), and a list of market cable systems to which Seller has not provided any must-carry or retransmission consent notice, in each case as the date of this agreement;

              (c) a list of all Market Cable Systems, if any, to which Seller has provided or does provide a retransmission consent notice in accordance with the Cable Act Requirements on or prior to the date of this agreement;

              (d)  a  list  of  all  retransmission   consent  and/or  copyright
indemnification agreements, if any, entered into by Seller with respect to the Station in effect on the date of this Agreement;

              (e) a list of all retransmission consent and/or copyright indemnification agreements described in Section 3.14 (d), if any, which are not freely assignable by Seller to Buyer in connection with the sale of the Station Assets;

              (f) a list of all  retransmission  consent notices  referred to in
Section 3.14 (c), if any, which were not delivered to the Market Cable System in question on or before June 17, 1993;

              (g) a list of all cable market systems, if any, which are carrying Station's signal on the date of this Agreement and have notified Seller on or prior to the Date of this Agreement of such cable systems intention to delete the Station from carriage or to change the Station's channel position on such cable system, pursuant to any agreement furnished pursuant to this Section 3.14
(g);

              (h) copies of all notices, if any, received by Seller on or prior to the date of this Agreement from any Market Cable System alleging that the Station does not deliver an adequate signal level as defined in Section 76.55
(c) (3) of the rules of the FCC, to such market cable system's principal head (other than any such notice as to which such failure has been remedied or been determined not to exist), and all further correspondence between the Station and any such market cable system relating to such notice;

              (i) a list of all Petitions for Special Relief to include additional communities in the Station's television market, as defined in Section
76.55 (e) of the rules of the FCC, if any, filed by Seller with respect to the Station on or prior to the date of this agreement; and

              (j) copies of any and all Petitions for Special Relief requesting the deletion of any communities from the Station's television market, if any, which are pending as of the date of this agreement.

                                    ARTICLE 4
                                    ----------
                     REPRESENTATIONS AND WARRANTIES OF BUYER
                     ---------------------------------------
         4.1. Incorporation. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland, and has the corporate power and authority to enter into and consummate the transactions contemplated by this Agreement and is qualified (or will be qualified as of the Closing Date) to do business in the State of Texas.

         4.2. Corporate Action. All corporate actions and proceedings necessary to be taken by or on the part of Buyer in connection with the execution and delivery of this Agreement and the consummation of transactions contemplated hereby and necessary to make the same effective have been duly and validly taken. This Agreement has been duly and validly authorized, executed, and delivered by Buyer, and constitutes its valid and binding agreement, enforceable in accordance with and subject to its terms, except as limited by laws affecting the enforcement of creditors' rights or contractual obligations generally.

         4.3. No Defaults. Neither the execution and delivery by Buyer of this Agreement, nor the consummation by Buyer of the transactions contemplated hereby, will constitute or, with the giving of notice or the passage of time or both, would constitute a violation of or would conflict with or result in any breach of or default under any of the terms, conditions, or provisions of any judgment, law, or regulation, or Buyer's certificate of incorporation or bylaws, or any contract, agreement, or instrument to which Buyer is a party or by which it is bound.

         4.4. Brokers. There is no broker or finder or other person who would have any valid claim against any of the parties to this Agreement for a commission or brokerage in connection with this Agreement or the transactions contemplated hereby as a result of any agreement or understanding of or action taken by Buyer.

         4.5. Litigation. There is no litigation, proceeding, or investigation of any nature pending or, to the best of Buyer's knowledge, threatened against or affecting it that would affect Buyer's ability fully to carry out the
transactions   contemplated  by  this  Agreement.   There  are  no  attachments,
executions, or assignments for the benefit of creditors or voluntary or involuntary proceedings in bankruptcy pending against or contemplated by Buyer, and no such actions have been threatened against Buyer.

                                    ARTICLE 5
                                    ---------
             COVENANTS OF SELLER PENDING AND AFTER THE CLOSING DATE
             ------------------------------------------------------
         Seller covenants and agrees (that from the date hereof to and including the Closing Date and thereafter where so indicated) as follows:

         5.1. Maintenance of Business. Seller shall through the Closing Date, with respect to the Station Assets, continue to carry on its business and operations and keep its books of account, records, and files in the ordinary and usual course of business. Seller shall from this date forward and at all times thereafter continue to operate the Station in all material respects in accordance with the terms of the FCC Authorizations and in compliance in all material respects with all applicable laws and FCC rules and regulations. Seller will promptly execute any necessary applications for renewal of the FCC Authorizations.

         Through the Closing Date, Seller shall comply in all respects with the terms and conditions of the Time Brokerage Agreement between Seller and River City Broadcasting, L.P. dated August 3, 1995, as amended from time to time.

         Seller will maintain in full force and effect through the Closing Date adequate property damage, liability, and other insurance with respect to the Station Assets.

         Nothing contained in this Agreement shall give Buyer any right from this date forward or at any time thereafter to control the programming, operations, or any other matter relating to the Station, and Seller shall have complete control of the programming, operations, and all other matters relating to the Station subject to the effect of the Time Brokerage Agreement referred to in Sections 7.6 and 8.7 hereof.

         Prior to the Closing Date, except as otherwise permitted by the last paragraph of this Section 5.1, Seller will not without the prior written consent of Buyer (to the extent the following restrictions are permitted by the FCC and all applicable law):

              (a) sell, lease, transfer, or agree to sell, lease, or transfer any Station Assets which are material to the operation of the Station, considered as a whole or which have individually or in the aggregate a value in excess of $10,000.00 without replacement thereof with a substantially equivalent asset of substantially equivalent kind, condition, and value;

              (b) enter into any contracts under which Seller is authorized to broadcast programming on the Station; or

              (c) apply to the FCC for any construction permit that would materially restrict the Station's present operations or make any material change in the Leasehold Interests.

         Notwithstanding anything in this Agreement to the contrary, Seller shall be entitled to renew or extend the term of any contract listed on Schedules 1.1(b), 1.1(d), and 1.1(e) which, by its terms, expires or will expire prior to January 3, 1995 and, in connection therewith, agrees not to increase the amounts payable thereunder during any such renewal term except in accordance with the Station's usual practices.

         5.2. Organization/Goodwill. Seller shall from this date forward and at all times thereafter use all reasonable efforts to preserve the business organization of the Station and preserve the goodwill of the Station's suppliers, customers, and others having business relations with it.

         5.3.  Reports; Access to Facilities, Files, and Records.

              (a) Seller will, within fifteen (15) days after completion (and receipt of the auditors report), provide to Buyer (i) a copy of the unaudited balance sheet of the Station as of December 31, 1995 and the related statements of operations and cash flows for the year then ended (the "1995 Financial Statements"), and (ii) copies of the internally prepared unaudited balance sheet of the Station and the related statement of operations (the "1996 Quarterly Internal Financial Statements") for the first fiscal quarter (and subsequent fiscal quarters, if any) during calendar year 1996 occurring prior to the Closing Date.

              (b) Seller will, within fifteen (15) days after completion, provide to Buyer, for informational purposes only (and without making any representation or warranty with respect thereto), copies of the Station's (i) quarterly and year-to-date broadcast cash flow, and (ii) monthly balance sheet and operating statement which, in each case, are prepared internally for management purposes in the ordinary course between the date hereof and the Closing Date.

              (c) At the request of Buyer, Seller shall from time to time give or cause to be given to the officers, employees, accountants, counsel, and representatives of Buyer (i) access, upon reasonable prior notice, during normal business hours to all facilities, property, accounts, books, deeds, title papers, insurance policies, licenses, agreements, contracts, commitments, records, equipment, machinery, fixtures, furniture, vehicles, accounts payable and receivable, and inventories related to the Station, and (ii) all such other information concerning the affairs of the Station as Buyer may reasonably request provided that the foregoing does not disrupt or interfere with the business and operations of the Station.

         5.4. Consents. Seller shall use reasonable efforts (without being required to make any payment not specifically required by the terms of any licenses, leases, and other contracts) to obtain or cause to be obtained prior to the Closing Date consents to the assignment to or assumption by Buyer of all licenses, leases, and other contracts included in the Station Assets that require the consent of any third party by reason of the transactions provided for in this Agreement. If any necessary consent or approval is not obtained prior to the Closing Date, then Seller shall cooperate with Buyer in any reasonable arrangement deemed necessary or desirable by Buyer to provide to Buyer, after the Closing Date, the benefits under such contracts, including enforcement for the benefit of Buyer of any and all rights of Seller against third parties.

         5.5. Notice of Proceedings. Seller shall promptly notify Buyer in writing upon becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder, or upon receiving any notice from any governmental department, court, agency, or commission of its intention to institute an investigation into or institute a suit or proceeding to restrain or enjoin the consummation of this Agreement or such transactions, or to nullify or render ineffective this Agreement or such transactions if consumed.

         5.6. Confidential Information. Seller shall not use or disclose to third parties (except as may be required by law and then only with prior notice to Buyer) any confidential information received from Buyer or its agents in the course of investigating, negotiating, and completing the transactions contemplated by this Agreement. Nothing shall be deemed to be confidential information that: (a) is known to Seller at the time of its disclosure to it;
(b) becomes publicly known or available other than through disclosure by Seller;
(c) is rightfully received by Seller from a third party; or (d) is independently developed by Seller.

         5.7. Consummation of Agreement. Seller shall use its best efforts to fulfill and perform all conditions and obligations on its part to be fulfilled and performed under this Agreement and to cause the transactions contemplated by this Agreement to be fully carried out.

         5.8. Notice of Certain Developments. Seller shall give prompt written notice to Buyer (a) if the Station Assets shall have suffered damage on account of fire, explosion, or other cause of any nature which is sufficient to prevent operation of Station for more than twenty-four (24) hours, and (b) if the regular broadcast transmission of Station in the normal and usual manner in which it heretofore has been operating is interrupted for a period of twenty-four (24) hours or more.

         5.9. Hart-Scott-Rodino. As soon as possible after the date hereof, but in no event later than five (5) business days after the date hereof, Seller shall prepare and file all documents with the Federal Trade Commission and the United States Department of Justice, as is required to comply with the Hart-Scott-Rodino Antitrust Improvements Act of 1976 ("Hart-Scott-Rodino Act"), and shall promptly furnish all materials thereafter requested by any of the regulatory agencies having jurisdiction over such filings.

         5.10. Updated Information. Seller agrees to provide to Buyer on or shortly prior to the Closing Date a list of any additional leases or contracts which would have been required to be listed on Schedules 1.1(b),(d), or (e) hereto pursuant to Article 3 hereof if such leases or contracts existed on the date of this Agreement, or are entered into subsequent to the date of this Agreement.

                                    ARTICLE 6
                                    ---------
                   COVENANTS OF BUYER PENDING THE CLOSING DATE
                   -------------------------------------------
         Buyer covenants and agrees that from the date hereof to and including the Closing Date:

         6.1. Confidential Information. Buyer shall not use for its or any third party's benefit and shall not disclose to third parties (except as may be required by law and then with prior notice to Seller) any confidential information (including, without limitation, financial information and information regarding program contracts and revenue) received from Seller or their agents in the course of investigating, negotiating, and performing the transactions contemplated by this Agreement. Nothing shall be deemed to be confidential information that: (a) is known to Buyer at the time of its disclosure to it; (b) becomes publicly known or available other than through disclosure by Buyer; (c) is rightfully received by Buyer from a third party; or
(d) is independently developed by Buyer.

         6.2. Consummation of Agreement. Buyer shall use its best efforts to fulfill and perform all conditions and obligations on its part to be fulfilled and performed under this Agreement and to cause the transactions contemplated by this Agreement to be fully carried out. Buyer agrees to cooperate with Seller in connection with obtaining consents to the assignment to or assumption by Buyer of licenses, leases, and other contracts included in the Station Assets, and to execute such assumption instruments as may be required in connection with obtaining such consents.

         6.3. Notice of Proceedings. Buyer will promptly notify Seller in writing upon becoming aware of any order or decree or any complaint praying for an order or decree restraining or enjoining the consummation of this Agreement or the transactions contemplated hereunder, or upon receiving any notice from any governmental department, court, agency, or commission of its intention to institute an investigation into or institute a suit or proceeding to restrain or enjoin the consummation of this Agreement or such transactions, or to nullify or render ineffective this Agreement or such transactions if consummated.

         6.4. Hart-Scott-Rodino. As soon as possible after the date hereof, but in no event later than five (5) business days after the date hereof, Buyer shall prepare and file all documents with the Federal Trade Commission and the United States Department of Justice as is required to comply with the Hart-Scott-Rodino Act, and shall promptly furnish all materials thereafter requested by any of the regulatory agencies having jurisdiction over such filings.

         6.5. Assignments. Buyer covenants and agrees that it shall provide, on request, to a Distributor financial or other information the Distributor may reasonably request which information is necessary in order for the Distributor to consent to the assignment of any Program Contract or other Contract to Buyer. In the event a Distributor refuses to consent to the assignment of any such contract(s) to Buyer solely because of Buyer's financial circumstances, Buyer agrees to increase the Purchase Price by an amount equal to the unpaid balance due on such contract(s) as of the Closing Date, provided however, that: (i) Buyer receives the economic benefit of such contract(s), (ii) any increase in the Purchase Price paid hereunder is used by Seller solely to payoff any unpaid balance due under such contract(s), and (iii) Buyer shall not be required to make any payment(s) hereunder in excess of the unpaid balance due on such contract(s) or more frequently than required by the schedule of payments contained in such contract(s).

                                    ARTICLE 7
                                    ---------
                     CONDITIONS TO THE OBLIGATIONS OF SELLER
                     ---------------------------------------
         The obligations of Seller under this Agreement are, at its option, subject to the fulfillment of the following conditions prior to or at the Closing Date:

         7.1.  Representations, Warranties, Covenants.
               --------------------------------------
                  (a) each of the representations and warranties of Buyer contained in this Agreement shall have been true and accurate in all material respects as of the date when made and shall be deemed to be made again on and as of the Closing Date and shall then be true and accurate in all material respects except to the extent changes are permitted or contemplated pursuant to this Agreement;

                  (b) Buyer shall have performed and complied in all material respects with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or at the Closing Date; and

              (c) Buyer shall have delivered to Seller a certificate of an officer of Buyer dated the Closing Date certifying to the fulfillment of the conditions set forth in Sections 7.1(a) and 7.1(b).

         7.2.  Proceedings.
               ----------
                  (a) As of the Closing Date, no action or proceeding shall have been instituted before any court or governmental body to restrain or prohibit, or to obtain substantial damages in respect of, the consummation of this Agreement that, in the reasonable opinion of Seller, may reasonably be expected to result in a preliminary or permanent injunction against such consummation or, if the transactions contemplated hereby were consummated, an order to nullify or render ineffective this Agreement or such transactions or the recovery against Seller of substantial damages; and (b) as of the Closing Date, none of the parties to this Agreement shall have received written notice from any governmental body of (i) its intention to institute any action or proceeding to restrain or enjoin or nullify this Agreement or the transactions contemplated hereby, or to commence any investigation (other than a routine letter of inquiry, including a routine Civil Investigative Demand) into the consummation of this Agreement, or (ii) the actual commencement of such an investigation.

         7.3. Opinion of Counsel. Seller shall have received an opinion of Buyer's counsel dated the Closing Date, in the form[s] attached to this Agreement as Schedule 7.3.

         7.4. Hart-Scott-Rodino. The waiting period under the Hart-Scott-Rodino Act shall have expired, and there shall not be outstanding any order of a court restraining the transactions contemplated hereby.

         7.5. Leases/Subleases. The Seller shall have received from Buyer certain leases (the "Leases") or subleases (the "Subleases") for the Leasehold Interests fully executed by the Buyer which will enable the Seller to continue to operate the Station consistent with: (i) previous operating expenses and practices, (ii) its FCC Authorizations, and (iii) all FCC rules, regulations and procedures. The Leases and/or Subleases to be delivered hereunder and which are contemplated hereby shall be reasonably acceptable to Seller and shall be consistent in all material terms with the material terms of the existing leases for the Leasehold Interests.

         7.6. Time-Brokerage Agreement. The Seller shall have received from Buyer a time brokerage agreement for the Station in the form of Schedule 7.6 hereto (the "Time Brokerage Agreement") fully executed by Buyer which agreement shall be, in all material respects, consistent with the rules, regulations and policies of the FCC and reasonably acceptable to Seller.

         7.7. Other Instruments. Buyer shall have delivered to Seller such instruments, documents, and certificates as are contemplated by Section 2.4 (b) hereof.

                                    ARTICLE 8
                                    ---------
                     CONDITIONS TO THE OBLIGATIONS OF BUYER
                     --------------------------------------
         The obligations of Buyer under this Agreement are, at its option, subject to the fulfillment of the following conditions prior to or at the Closing Date.

         8.1.  Representations, Warranties, Covenants.
               --------------------------------------

              (a) Each of the representations and warranties of Seller contained in this Agreement shall have been true and accurate in all material respects as of the date when made and shall be deemed to be made again on and as of the Closing Date and shall then be true and accurate in all material respects except to the extent changes are permitted or contemplated pursuant to this Agreement.

              (b) Seller shall have performed and complied in all material respects with each and every covenant and agreement required by this Agreement to be performed or complied with by it prior to or at the Closing Date, other than delivery to Buyer of the instruments conveying the Station Assets to Buyer.

              (c) Seller shall have delivered to Buyer a certificate of an officer of Seller dated the Closing Date certifying to the fulfillment of the conditions set forth in Sections 8.1(a) and 8.1(b).

         8.2.  Proceedings.
               -----------
                  (a) As of the Closing Date, no action or proceeding shall have been instituted before any court or governmental body to restrain, or prohibit or to obtain substantial damages in respect of, the consummation of this Agreement that, in the reasonable opinion of Buyer, may reasonably be expected to result in a preliminary or permanent injunction against such consummation or, if the transactions contemplated hereby were consummated, an order to nullify or render ineffective this Agreement or such transactions or the recovery against Seller of substantial damages; and (b) as of the Closing Date, none of the parties to this Agreement shall have received written notice from any governmental body of (i) its intention to institute any action or proceeding to restrain or enjoin or nullify this Agreement or the transactions contemplated hereby, or to commence any investigation (other than a routine letter of inquiry, including a routine Civil Investigative Demand) into the consummation of this Agreement, or (ii) the actual commencement of such an investigation.

         8.3. Opinion of Counsel. Buyer shall have received an opinion of Seller's counsel dated the Closing Date in the form[s] attached to this Agreement as Schedule 8.3.

         8.4. Damage to the Assets. The Station Assets shall not have suffered damage on account of fire, explosion, or other similar cause of any nature that is sufficient to prevent operation of the Station or the transmission of its normal and usual signal for a period of at least ten (10) consecutive days; provided if, after Seller has duly notified Buyer of such event or damage, Buyer, within five (5) days thereafter, does not notify Seller that Buyer is terminating this Agreement pursuant to Section 10.1(b)(iii) hereof, then Buyer shall be deemed to have waived this condition of Closing.

         8.5. Hart-Scott-Rodino. The waiting period under the Hart-Scott-Rodino Act shall have expired, and there shall not be outstanding any order of a court restraining the transaction contemplated hereby.

         8.6. Leases/ Subleases. Buyer shall have received from the Seller fully executed by Seller Leases and/or Subleases referred to in Section 7.5 hereof.

         8.7. Time Brokerage Agreement. The Buyer shall have received from the Seller the Time Brokerage Agreement, fully executed by Seller which agreement shall be, in all material respects, consistent with the rules, regulations and policies of the FCC and reasonably acceptable to Buyer.

         8.8. Other Instruments. Seller shall have delivered to Buyer such instruments, documents, and certificates as are contemplated by Section 2.4(a) hereof.

                                    ARTICLE 9
                                    ---------
                                 INDEMNIFICATION
                                 ---------------
         9.1. Survival. All statements of any party contained in this Agreement (including the Schedules hereto) or in any certificate delivered by it pursuant to this Agreement shall be deemed to be representations and warranties made pursuant to this Agreement. The representations, warranties, covenants, and agreements of Seller and Buyer contained in or made pursuant to this Agreement shall be deemed to have been made on the Closing Date, shall survive the Closing Date, and shall remain operative and in full force and effect for a period of one (1) year after the Closing Date regardless of any investigation or statement as to the results thereof made by or on behalf of any party; provided, however, that: (i) Buyer's obligation to pay, perform, and discharge the Assumed Liabilities shall survive until such Assumed Liabilities have been paid, performed, or discharged in full; (ii) Seller's obligations with respect to all obligations and liabilities not assumed by Buyer pursuant to this Agreement shall survive until such obligations and liabilities have been paid, performed, or discharged in full; (iii) the covenants and agreements contained in this Article 9 shall continue in full force and effect until fully discharged; (iv) the representations and warranties contained in Sections 3.13 and 4.4 (Brokers) shall continue in full force and effect in perpetuity; and (v) any covenants or agreements contained herein or made pursuant hereto which by their terms are to be performed after the Closing shall survive until fully performed and discharged in full.

         9.2. Indemnification of Buyer. Seller agrees that, after the Closing, it shall indemnify and hold Buyer harmless from and against any and all damages, claims, losses, expenses, costs, obligations, and liabilities including, without limiting the generality of the foregoing, liabilities for reasonable attorneys' fees and expenses ("Loss and Expense") suffered directly or indirectly by Buyer by reason of or arising out of (i) any material breach of representation or warranty made by Seller pursuant to this Agreement; (ii) any material failure by Seller to perform or fulfill any of their covenants or agreements set forth in this Agreement; (iii) any failure by Seller to pay, perform, or discharge any liabilities or obligations not specifically assumed by Buyer pursuant to this Agreement; or (iv) any litigation, proceeding, or claim by any third party arising from the business or operations of the Station Assets by Seller prior to the Closing Date, except to the extent arising from obligations or liabilities of or assumed by Buyer pursuant to this Agreement.

         9.3. Indemnification of Seller. Buyer agrees that, after the Closing, it shall indemnify and hold Seller harmless from and against any and all Loss and Expense suffered directly or indirectly by Seller by reason of or arising out of (i) any material breach of representation or warranty made by Buyer pursuant to this Agreement; (ii) any material failure by Buyer to perform or fulfill any of its covenants or agreements set forth in this Agreement; (iii) any failure by Buyer to pay, perform, or discharge any Assumed Liabilities or any other obligations or liabilities of or assumed by Buyer under this Agreement; or (iv) any litigation proceeding or claim by any third party arising from the use of the Station Assets on or after the Closing Date.

         9.4.  Limitation of Liability.  Notwithstanding  Sections 9.1, 9.2, and
9.3 hereof, after the Closing, Seller shall not indemnify or otherwise be liable to Buyer, and Buyer shall not indemnify or otherwise be liable to Seller unless the aggregate amount of Buyer's or Seller's, as applicable, Loss and Expense exceeds $30,000.00, in which event the indemnified party shall be entitled to recover its aggregate Loss and Expense inclusive of such $30,000.00 threshold; provided, however, that the foregoing limitation shall not be applicable to the obligations of either party under Section 2.2 or to the obligation of Buyer to pay and discharge any Assumed Liabilities or any other obligations or liabilities of Buyer under this Agreement or the obligation of Seller to pay and discharge liabilities to third parties not assumed by Buyer hereunder. Notwithstanding any provision contained herein, in no event shall Seller be liable for any amount, which, when combined with other amounts for which Seller previously has been liable under Section 9.2 hereof is in excess of $1,260,000.00, and subject to such other limitations as the parties may otherwise agree in writing.

         9.5. Bulk Sales Indemnity. Buyer hereby waives compliance with the provisions of any applicable bulk transfer laws, and Seller covenants to pay and discharge when due all debts, obligations, and liabilities incurred prior to the Closing Date relating to the Station Assets except the Assumed Liabilities and other obligations assumed by Buyer under this Agreement. Seller further agrees to indemnify and hold Buyer harmless from and indemnify Buyer against any and all Loss and Expense, including, without limitation, any claims made by creditors, with respect to non-compliance with any bulk transfer law, except to the extent that such claims result from the Assumed Liabilities and other obligations or liabilities to be paid or discharged by Buyer as provided in this Agreement and/or Buyer's failure to pay the same when due.

         9.6. Notice of Claims. If Buyer or Seller believes that it has suffered or incurred any Loss and Expense, such party shall notify the other promptly in writing and, in any event, within the applicable time period specified in
Section 9.1, describing such Loss and Expense, the amount thereof, if known, and the method of computation of such Loss and Expense, all with reasonable particularity and containing a reference to the provisions of this Agreement in respect of which such Loss and Expense shall have occurred. If any action at law or suit in equity is instituted by a third party with respect to which any of the parties intends to claim any liability or expense as Loss and Expense under this Article 9, such party shall promptly notify the indemnifying party of such action or suit.

         9.7. Defense of Third Party Claims.  The indemnifying  party under this
Article 9 shall have the right to conduct and control through counsel of its own choosing any third party claim, action, or suit, but the indemnified party may, at its election, participate in the defense of any such claim, action, or suit at its sole cost and expense provided that, if the indemnifying party shall fail to defend any such claim, action, or suit, then the indemnified party may defend through counsel of its own choosing such claim, action, or suit, and (so long as it gives the indemnifying party at least fifteen (15) days' notice of the terms of the proposed settlement thereof and permits the indemnifying party to then undertake the defense thereof) settle such claim, action, or suit, and to recover from the indemnifying party the amount of such settlement or of any judgment and the costs and expenses of such defense. The indemnifying party shall not compromise or settle any third party claim, action, or suit without the prior written consent of the indemnified party, which consent will not be unreasonably withheld or delayed.

                                   ARTICLE 10
                                   ----------
                            TERMINATION/MISCELLANEOUS
                            -------------------------

         10.1. Termination of Agreement. This Agreement may be terminated at any time on or prior to the Closing Date as follows:

              (a) By Seller:
                  ---------

                  (i) if Buyer fails to comply with Section 6.4 hereof within five (5) days after Seller notifies Buyer that Buyer has not complied with such Section; provided that, in the case termination is based on Buyer's failure to comply with Section 6.4, Seller shall have complied with Section 5.9; or

                  (ii) if any of the conditions provided in Article 7 hereof have not been met by the time required and have not been waived provided that the failure to meet such conditions is not due to Seller's breach of the Agreement; or

              (b) By Buyer:
                  --------

                  (i) if Seller fails to comply with Section 5.9 hereof within five (5) days after Buyer notifies Seller that Seller has not complied with such Section; provided that, in the case termination is based on Seller's failure to comply with Section 5.9, Buyer shall have complied with Section 6.4; or

                  (ii) if any of the conditions provided in Article 8 hereof have not been met by the time required and have not been waived provided that the failure to meet such conditions is not due to Buyer's breach of the Agreement; or

                  (iii) no later than five (5) business days after Seller has notified Buyer pursuant to Section 8.4 of the occurrence of any damage or event as described in Section 8.4; or

              (c) By Either Buyer or Seller as follows:

                  (i) by mutual consent of all parties; or

                  (ii) if the Closing shall not have been completed by the Termination Date.

         No party hereto shall have any liability to any other for costs, expenses, damages, loss of anticipated profits, or otherwise as a result of a termination pursuant to this Section 10.1.

         The parties hereto agree that time is of the essence with respect to the provisions of this Section 10.1.

         10.2.  Escrow Deposit.

              (a) Simultaneous with the execution and delivery of this Agreement, Buyer and Seller are entering into an escrow agreement (the "Escrow Agreement") with Thomas & Libowitz, P.A., as escrow agent (the "Escrow Agent"), substantially in the form of Schedule 10.2 hereto; and in connection therewith, Buyer is depositing Ten Thousand Dollars ($10,000.00) (the "Escrow Deposit") with the Escrow Agent by check or by wire transfer of immediately available funds, and any interest earned thereon will be held and disbursed pursuant to the Escrow Agreement. Each of Seller and Buyer agree to give notice to the Escrow Agent only in accordance with the Escrow Agreement and this Section 10.2.

              (b) The full amount of the Escrow Deposit, together with all interest earned thereon, shall be payable to Seller if: (i) the Agreement is terminated by Seller pursuant to Section 10.1(a); or (ii) the Agreement is terminated by either party pursuant to Section 10.1(c)(ii).

              (c) The full amount of the Escrow Deposit, together with all interest earned thereon, shall be payable to Buyer if: (i) the Agreement is terminated by Buyer pursuant to Section 10.1(b).

              (d) The full amount of the Escrow Deposit, together with any interest earned thereon, shall be payable pursuant to the joint instructions of Buyer and Seller in the event that this Agreement is terminated by Buyer and Seller pursuant to Section 10.1(c)(i).

              (e) Seller's sole and exclusive remedy for any termination of this Agreement or any failure of performance or compliance by Buyer with any covenant or agreement contained in this Agreement prior to the Closing shall be its right to receive the Escrow Deposit and interest earned thereon as provided in this
Section 10.2. Buyer's remedies for any wrongful failure of performance or compliance by Seller with any covenant, warranty, or agreement contained in this Agreement shall include, but not be limited to (i) its right to payment of the Escrow Deposit and any interest earned thereon as provided in this Agreement,
(ii) its right to seek specific  enforcement of this Agreement  against  Seller,
(iii) its right to seek actual, incidental and consequential damages from Seller, and (iv) its right to receive payment of all costs and fees, including reasonable attorneys' fees, incurred in connection with any action brought to enforce its rights under (i) through (iii) in the event such action results in a resolution favorable to Buyer.

         10.3. Expenses. Each party hereto shall bear all of its expenses incurred in connection with the transactions contemplated by this Agreement, including, without limitation, accounting and legal fees incurred in connection herewith provided that Seller and Buyer each shall pay one-half (1/2) of the Hart-Scott-Rodino Act filing fee, and any sales or transfer taxes arising from transfer of the Station Assets, including, without limitation, any transfer tax payable in connection with the transfer to Buyer of the Leasehold Interests.

         10.4. Assignments. This Agreement shall not be assigned by any party hereto without the prior written consent of the other party, except that Buyer may assign its rights and interests hereunder to: (i) a wholly-owned subsidiary of Buyer, or (ii) a wholly-owned subsidiary of a subsidiary of Buyer, or parent of any such subsidiary; provided that any such assignment shall not relieve Buyer of any of its obligations or liabilities hereunder. Any attempt to assign this Agreement without any required consent shall be void. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         10.5. Further Assurances. From time to time prior to, at, and after the Closing Date, each party hereto will execute all such instruments and take all such actions as the other party being advised by counsel shall reasonably request in connection with carrying out and effectuating the intent and purpose hereof, and all transactions and things contemplated by this Agreement, including, without limitation, the execution and delivery of any and all confirmatory and other instruments, in addition to those to be delivered on the Closing Date, and any and all actions which may reasonably be necessary to complete the transactions contemplated hereby.

         10.6. Notices. All notices, demands, and other communications which may or are required to be given hereunder or with respect hereto shall be in writing, shall be delivered personally or sent by nationally recognized overnight delivery service, charges prepaid, or by registered or certified mail, return-receipt requested, and shall be deemed to have been given or made when personally delivered, the next business day after delivery to such overnight delivery service, five (5) days after deposited in the mail, first class postage prepaid, addressed as follows:

                  (a)      If to Seller:          KRRT, Inc.
                                                  Station WJET-TV
                                                  8455 Peach Street
                                                  Erie, Pennsylvania 16509

                                                  Attn:  Myron Jones

                           With Copy to:          Reddy, Begley & McCormick
                                                  1001 22nd Street, N.W.
                                                  Washington, D.C. 20037

                                                  Attn:  Dennis Begley, Esquire

or to such other address as Seller may from time to time designate.

                  (b)      If to Buyer:           Sinclair Broadcast Group, Inc.
                                                  2000 W. 41st Street
                                                  Baltimore, Maryland 21211

                                                  Attn:  Mr. David D. Smith

                           With Copy to:          Steven A. Thomas, Esquire
                                                  Thomas & Libowitz, P.A.
                                                  USF&G Tower, Suite 1100
                                                  100 Light Street
                                                  Baltimore, Maryland 21202-1053

or to such other address as Buyer may from time to time designate.

              10.7. Captions. The captions of Articles and Sections of this Agreement are for convenience only, and shall not control or affect the meaning or construction of any of the provisions of this Agreement.

         10.8. Law Governing. THIS AGREEMENT SHALL BE GOVERNED BY, CONSTRUED, AND ENFORCED IN ACCORDANCE WITH THE LAWS OF MARYLAND WITHOUT REFERENCE TO ITS PRINCIPLES OF CONFLICT OF LAWS, EXCEPT TO THE EXTENT THAT THE FEDERAL LAW OF THE UNITED STATES GOVERNS THE TRANSACTIONS CONTEMPLATED HEREBY.

         10.9. Consent to Jurisdiction, Etc. IN THE EVENT OF ANY ACTION OR PROCEEDING WITH RESPECT TO ANY MATTER PERTAINING TO THIS AGREEMENT, THE PARTIES HERETO HEREBY WAIVE THE RIGHT TO A TRIAL BY JURY. THE PARTIES HERETO HEREBY IRREVOCABLY CONSENT TO THE JURISDICTION OF ANY STATE CIRCUIT COURT LOCATED IN BALTIMORE COUNTY, MARYLAND AND OF ANY FEDERAL COURT LOCATED IN THE DISTRICT OF MARYLAND (NORTHERN DIVISION) IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. THE PARTIES HERETO HEREBY WAIVE PERSONAL
SERVICE OF ANY PROCESS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING AND AGREE THAT THE SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL ADDRESSED TO OR BY PERSONAL DELIVERY TO THE OTHER PARTY AT SUCH OTHER PARTY'S ADDRESS SET FORTH PURSUANT TO PARAGRAPH 10.6 HEREOF. IN THE ALTERNATIVE, IN ITS DISCRETION, ANY OF THE PARTIES HERETO MAY EFFECT SERVICE UPON ANY OTHER PARTY IN ANY OTHER FORM OR MANNER PERMITTED BY LAW.

         10.10. Waiver of Provisions. The terms, covenants, representations, warranties, and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time or times to require performance of any provision of this Agreement shall in no manner affect the right at a later date to enforce the same. No waiver by any party of any condition or the breach of any provision, term, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

         10.11. Counterparts. This Agreement may be executed in two (2) or more counterparts, and all counterparts so executed shall constitute one (1) agreement binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the same counterpart.

         10.12. Entire Agreement/Amendments. This Agreement (including the Schedules hereto), constitutes the entire Agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior and contemporaneous agreements, understandings, negotiations, and discussions, whether oral or written, between them relating to the subject matter hereof. No amendment or waiver of any provision of this Agreement shall be binding unless executed in writing by the party to be bound thereby.

         10.13. Access to Books and Records. Buyer shall preserve for at least three (3) years after the Closing Date all books and records included in the Station Assets. At the request of Seller, Buyer agrees from time to time to give to the officers, employees, accountants, and counsel of Seller access, upon reasonable prior notice during normal business hours, to the property, accounts, books, contracts, records, accounts payable and receivable, records of employees of Seller and other information concerning the affairs of the Station and to the employees of Buyer as Seller may reasonably request in connection with an audit by Seller of the Station as of the Closing Date and Seller's preparation of tax returns and reports. At the request of Buyer, Seller agrees from time to time to give the officers, employees, accountants, and counsel of Buyer access, upon reasonable prior notice during normal business hours, to the books, records, and files retained by Seller with respect to the business and operation of the Station by Seller as Buyer may reasonably request in connection with an audit of the Station. Each of Buyer and Seller shall be permitted at their own expense to make extracts from or copies of the foregoing books, records, and files of the other party.

         10.14. Public Announcements. Prior to the Closing Date, neither Seller nor Buyer shall, except by mutual agreement, make any press release or other public announcement concerning the transactions contemplated by this Agreement, except as may be required by any law, rule, or regulation (including, without limitation, filings and reports required to be made with or pursuant to the rules of the Securities and Exchange Commission) or any by existing contract, license, or agreement to which it is a party.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

WITNESS/ATTEST:                         BUYER:

                                        SINCLAIR BROADCAST GROUP, INC.


/s/Melissa Johnson                      By:                               (SEAL)
- - ------------------                             ---------------------------

                                     Title:
                                               ---------------------------

                                       SELLER:

                                       KRRT-TV, INC.

                                       By:                                (SEAL)
- - -------------------                            ---------------------------

Secretary                              Title:
                                               ---------------------------